Exhibit 23.1

Consent of Registered Independent Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 24, 2004, with respect to the consolidated financial statements of Centrue Financial Corporation which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Champaign, Illinois
December 3, 2004

McGladrey & Pullen, LLP is a member firm of RSM International -
an affiliation of separate and independent legal entities.